EXHIBIT 4.2


                           THIRD AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

      THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of March 27, 2000, by and among UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), WELSH, CARSON, ANDERSON & STOWE VII, L.P. ("WCAS") and the several other stockholders named in Schedule I hereto (WCAS and such other stockholders being hereinafter at times referred to individually as a "STOCKHOLDER" and collectively as the "STOCKHOLDERS").

      WHEREAS, the Company and the Stockholders are parties to that certain Second Amended and Restated Stockholders Agreement dated as of November 17, 1999 (the "STOCKHOLDERS AGREEMENT");

      WHEREAS, the Company and each of the Stockholders desire to amend and restate the Stockholders Agreement and to make certain arrangements among themselves with respect to the matters set forth herein;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Stockholders Agreement shall be amended and restated as follows:

      SECTION I. VOTING AGREEMENT. (a) At each annual or special stockholders meeting called for such purpose, and whenever the stockholders of the Company act by written consent with respect to election of directors, each Stockholder agrees to vote or otherwise give such Stockholder's consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder or as to which such Stockholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause the election to the Board of Directors of the Company (i) the CHIEF EXECUTIVE OFFICER of the Company, which individual will initially be Donald Steen; (ii) for so long as FFT PARTNERS I, L.P. and FFT Executive Partners I, L.P. (together, "FFT Partners") collectively maintain ownership of not less than 50% of the securities purchased by FFT Partners under the Securities Purchase Agreement dated as of October 26, 1998 among the Company and the several other parties named therein (or securities into which such securities are converted, exchanged or reclassified), ONE INDIVIDUAL DESIGNATED BY FFT PARTNERS and which individual shall be acceptable to WCAS in its reasonable discretion. Such individual shall be appointed to the Board of Directors on or before October 30, 1998 and Carlos Ferrer shall be FFT Partners' initial designee; and (iii) for so long as Baylor Health Services ("Baylor") and entities to which Baylor may transfer its membership interest in Texas Health Ventures Group L.L.C. ("THVGl") under Section 4.1(a) of the Second Amended and Restated Regulations of THVGl dated as of June 1, 1999 (each such entity being a "Permitted Baylor Transferee"), collectively maintain ownership of not less than 50% of the outstanding principal of the Convertible Subordinated Promissory Note (the "Note") issued to Baylor under the Contribution and Purchase Agreement dated as of May 11, 1999 among Baylor and the several other parties named therein (or 50% of the aggregate securities into which the Note, directly or indirectly, is converted, exchanged or reclassified), ONE INDIVIDUAL DESIGNATED BY BAYLOR who is an officer of Baylor Health Care System at or above the level of senior vice president. Such individual shall be appointed to the

Board of Directors on or before June 2, 1999 and Boone Powell shall be Baylor's initial designee.

      (b) The Board of Directors shall meet on at least a quarterly basis unless otherwise agreed by the Board. The Company will reimburse all such directors for travel expenses reasonably incurred in connection with attending meetings of the Board.

      SECTION 2. INVESTOR TRANSFER RESTRICTIONS. (a) Each of the Stockholders listed on Schedule I hereto under the heading "Investors" (the "Investors") shall be entitled at any time to transfer (x) the shares of capital stock of the Company owned by such Investor by will or by the laws of descent and distribution, (y) up to 10% of the shares of capital stock of the Company owned by such Investor by gift to such Investor's spouse, lineal descendants, parents or siblings (or to a trust for the benefit of any of the foregoing) or (z) in the case of Baylor, the shares of capital stock of the Company owned by Baylor to any Permitted Baylor Transferee; PROVIDED that any such transferee shall agree in writing with the Company to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be an Investor for purposes of this Agreement. Except for such transfers by will or by the laws of descent and distribution or by gift as described in clauses (x) and (y) above or such transfers to a Permitted Baylor Transferee as described in clause (z) above, each Investor shall not be entitled to sell, pledge or otherwise transfer shares of capital stock of the Company unless such Investor complies with the provisions of Sections 3 and 4 below.

      SECTION 3. RIGHT OF FIRST REFUSAL. Subject to the provisions of Section 2 above, an Investor (a "Selling Investor" for purposes of this Section 3) may sell for cash all or any portion of the capital stock of the Company held by him (whether now or hereafter acquired) at any time, pursuant to a bona fide offer from a third party, subject to such Selling Investor's compliance with the following provisions:

      (a) The Selling Investor shall promptly deliver a notice of intention to sell (a "Sale Notice") to the Company setting forth in reasonable detail the capital stock of the Company to be sold (the "Subject Securities"), the identity of the proposed purchaser and the proposed purchase price and terms of sale (including a copy of any written offer or indication of interest).

      (b) Upon receipt of a Sale Notice from the Selling Investor, the Company shall have the first right and option to elect to purchase at the price and on the terms stated in the Sale Notice, all or part of the number of the Subject Securities. In the event that the Company shall elect to purchase all or part of the Subject Securities, the Company shall so notify the Selling Investor within 20 days (the "Company Option Period") after the receipt by the Company of the Sale Notice. Any such election shall be made by written notice (a "Company Notice of Election") to the Selling Investor.

      (c) If the Company Notice of Election with respect to the Subject Securities shall have been received as aforesaid by the Selling Investor, the Selling Investor shall sell such Subject Securities to the Company at the price and on the terms stated in the Sale Notice. The closing of such sale of Subject Securities shall take place at the offices of the Company no later than 20 days following the expiration of the Company Option Period (or upon the expiration of such longer period if required by law), or such other place and earlier date as may be agreed by all parties to the transaction. At such closing the Selling Investor shall deliver a certificate or certificates for the Subject Securities to be sold, accompanied by stock powers with signatures guaranteed and all necessary stock transfer stamps affixed, against receipt of the purchase price therefor by certified or official bank check in New York Clearing House Funds or by wire transfer of immediately available funds.

      (d) Any Subject Securities not sold pursuant to the provisions of this
Section 3 may be sold (in compliance with Section 4 below) to the person identified in the related Sale Notice for a period of 60 days following the expiration of the Company Option Period or to any person or persons at a price not lower than the price specified in the Sale Notice and on other terms not materially more favorable to the purchaser than those specified in the Sale Notice. Any Subject Securities not sold by such 60th day shall again be subject to the restrictions contained in this Agreement.

      SECTION 4. RIGHT OF CO-SALE. Any Stockholder (for purposes of this Section 4, a "Selling Stockholder"), subject to compliance with the provisions of Sections 2 and 3 above (if applicable), may sell all or any portion of the Class A Common Stock held by him (whether now or hereafter acquired), subject to such Stockholder's compliance with the following provisions:

      (a) Such Selling Stockholder shall promptly deliver a notice of intention to sell (a "Co-Sale Notice") to the Company and to each Stockholder setting forth the number of shares of Class A Common Stock to be sold (the "Co-Sale Securities") and the proposed purchase price and terms of sale, except that no Co-Sale Notice need be given by any Selling Stockholder exercising any right to sell securities in response to a Co-Sale Notice delivered pursuant to this paragraph (a). Upon receipt of the Co-Sale Notice, each Stockholder shall have the right and option to elect to sell, at the price and on the terms stated in the Co-Sale Notice, all or part of that number of shares of Class A Common Stock which is equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock covered by the proposed sale by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock at the time owned by such Stockholder and the denominator of which is the number of shares of Class A Common Stock at the time owned by all the Stockholders. Any such election shall be made by written notice (a "Co-Sale Notice of Election") to the Selling Stockholder and the Company within 10 business days after receipt by such Stockholder of the Co-Sale Notice. Thereupon, the Selling Stockholder shall not sell any of the Co-Sale Securities (i) except at the price and on the terms stated in its Co-Sale Notice and (ii) if a Stockholder shall have delivered a Co-Sale Notice of Election in respect thereof as aforesaid, unless such Stockholder shall have been afforded the opportunity to sell the shares in respect of which such Co-Sale Notice of Election shall have been delivered, at said price and on said terms.

      (b) Any Co-Sale Securities not sold pursuant to the provisions of (a) above shall again be subject to the restrictions contained in this Agreement and shall not thereafter be sold, except in compliance with the applicable provisions of this Agreement.

      (c) Upon electing to participate in a proposed sale pursuant to paragraph
(a) above, each Stockholder (i) shall deliver to the Company, as its agent, for transfer to the proposed acquiror, one or more certificates, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed for transfer, with all stock transfer taxes paid and stamps affixed, which represent the number of shares of Class A Common Stock that such Stockholder shall have so elected to sell and (ii) shall not be subject to Sections 2 and 3 hereof, if applicable.

      (d) The stock certificate or certificates delivered by each Stockholder to the Company pursuant to paragraph (c) above shall be transferred by the Company to the acquiror in consummation of the sale of the Class A Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Company shall promptly thereafter remit to such Stockholder that portion of the proceeds to which such Stockholder is entitled by reason of such participation.

      (e) Notwithstanding the foregoing references in this Section 4 to shares of Class A Common Stock, if all of the shares of the Company's Class A Common Stock have been converted into shares of the Company's Common Stock, $.01 par value ("Common Stock"), pursuant to subparagraph 3B of Section II of Article IV of the Company's Certificate of Incorporation, as amended, then this Section 4 shall be applicable in its entirety to sales of such shares of Common Stock.

      SECTION 5. LEGEND ON STOCK CERTIFICATES. Each certificate representing shares of capital stock purchased by any Stockholder or issued in exchange of or upon conversion of any of the securities purchased thereby shall conspicuously bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 30, 1998, AS AMENDED, AMONG THE ISSUER AND THE OTHER PARTIES THERETO. COPIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY ."

            The Company covenants that it shall keep a copy of this Agreement on file at the address listed in Section 11 for the purpose of furnishing copies to the holders of record of shares of capital stock of the Company.

      SECTION 6. DURATION OF AGREEMENT. This Agreement shall terminate upon the earliest to occur of (i) the tenth anniversary of the date hereof, (ii) the consummation of an initial public offering registered under the Securities Act of 1933, as amended, of shares of Common Stock, par value $.01, of the Company,
(iii) the consummation of any sale. transfer or other disposition of all or substantially all the capital stock or assets of the Company for cash, or (iv) with respect to any Stockholder, the date on which such Stockholder no longer owns any shares of capital stock of the Company.

      SECTION 7. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants to the Company and the other Stockholders as follows:

      (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of its or his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Stockholder.

      (b) This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

      SECTION 8. HEADINGS. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

      SECTION 9. SEVERABILITY. In the event that anyone or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

      SECTION 10. BENEFITS OF AGREEMENT. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Subject to compliance with the terms of this Agreement, each Stockholder shall have the right to assign its interests hereunder to any transferee of the capital stock of the Company; PROVIDED that such transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be a Stockholder for purposes of this Agreement.

      SECTION 11. NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

            (1)   if to the Company, to:

                  United Surgical Partners International, Inc.
                  17103 Preston Road
                  Suite 200 North
                  Dallas, TX 75248
                  Facsimile: 972-267-0084
                  Attention: Chief Executive Officer

      (2) if to any other Stockholder, to the address of such Stockholder appearing in Schedule I hereto;

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

      SECTION 12. MODIFICATION. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the Company, WCAS, FFT Partners and the holders of the majority of the aggregate voting power of shares of capital stock (on an as-converted basis) of the Company held by the Management Stockholders; PROVIDED, HOWEVER, that no modification or amendment shall be effective to reduce the percentage of the shares of capital stock of the Company the consent of the holders of which is required under this Section 12; PROVIDED FURTHER, that no such amendment or modification shall be effective without Baylor's consent if such amendment or modification affects Baylor any differently than it affects other holders of Investor Shares. Notwithstanding the foregoing, the Company may amend this Agreement without the consent of the Stockholders solely to add stockholders to Schedule I hereto (which stockholders shall be included in the definition of "Investors" hereunder).

      SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 14. GOVERNING LAW. This Agreement shall be governed by, enforceable under, and construed in accordance with the laws of the State of Delaware.


                            [Signature pages follow]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


                                    UNITED SURGICAL PARTNERS INTERNATIONAL, INC.


                                    By /s/ DONALD STEEN
                                           Donald Steen
                                           Chief Executive Officer


                                    MANAGEMENT STOCKHOLDERS:



                                    /s/ DONALD STEEN
                                        Donald Steen



                                    /s/ SUE SHELLEY
                                        Sue Shelley



                                    /s/ LAURIE HOGUE
                                        Laurie Hogue



                                    /s/ MICHAEL CREWS
                                        Michael Crews



                                    /s/ WILLIAM WILCOX
                                        William Wilcox (with respect to all
                                        shares of capital stock acquired after
                                        June 26, 1998)



                                    /s/ JEFFREY STOCKARD
                                        Jeffrey Stockard (with respect to all
                                        shares of capital stock acquired after
                                        July 31, 1998)

                                    FFT PARTNERS I, L.P.

                                    By:   Ferrer Freeman Thompson & Co., LLC
                                          General Partner

                                    By: /s/ CARLOS A. FERRER
                                            Carlos A. Ferrer
                                            General Partner


                                    FFT EXECUTIVE PARTNERS I, L.P.

                                    By:   Ferrer Freeman Thompson & Co., LLC
                                          General Partner

                                    By: /s/ CARLOS A. FERRER
                                            Carlos A. Ferrer
                                            General Partner

                                    M. ROBERT KNAPP TRUST



                                    /s/ M. ROBERT KNAPP
                                        M. Robert Knapp, Trustee



                                    /s/ ELIZABETH W. KNAPP
                                        Elizabeth W. Knapp, Trustee


                                    CALVER FUND, INC.


                                    By: /s/ NEIL R. ANDERSON
                                            Neil R. Anderson, President


                                    /s/ JAMES KEN NEWMAN
                                        James Ken Newman

                                    NGKE/USPI PARTNERS

                                    By: /s/ ROBERT MOSHER
                                            Robert Mosher, Managing Partner


                                    L & W CO.

                                    By: /s/ DANIEL R. COLEMAN
                                            Daniel R. Coleman, Vice-President &
                                            Trust Officer



                                    /s/ NORMAN BROWNSTEIN
                                        Norman Brownstein


                                    RIVID LLC

                                    By: /s/ DAVID VANDEWATER
                                            David Vandewater, Manager


                                    /s/ PAUL WHITMAN
                                        Paul Whitman


                                    CGJR II, L.P.


                                    By: CGJR Capital Management, Inc.,
                                        General Partner

                                    By: /s/ CHRISTOPHER GRANT
                                            Christopher Grant, Jr., President


                                    CGJR/MF III, L.P.


                                    By: CGJR Capital Management, Inc.,
                                        General Partner


                                   By: /s/ CHRISTOPHER GRANT, JR.
                                           Christopher Grant, Jr., President

                                   /s/ PATRICK McMULLAN
                                       Patrick McMullan


                                   /s/ CRAIG CALLEN
                                       Craig Callen


                                   /s/ LAWRENCE LAVINE
                                       Lawrence Lavine


                                   /s/ DAVID DENNIS
                                       David Dennis


                                   /s/ MICHAEL R. NICOLAIS
                                       Michael R. Nicolais
                                       Tenants in Common with Jane L. Nicolais


                                   /s/ JANE L. NICOLAIS
                                       Jane L. Nicolais
                                       Tenants in Common with
                                       Michael R. Nicolais


                                   /s/ TOM C. DAVIS
                                       Tom C. Davis


                                   /s/ EDWARD W. KARRELS
                                       Edward W. Karrels


                                   /s/ MICHAEL W. BARTON
                                       Michael W. Barton


                                   /s/ ALICE J. CHARRON
                                       Alice J. Charron


                                   /s/ CHARLES MORTON
                                       Charles Morton

                                   /s/ CHARLES McKAY
                                       Charles McKay


                                   /s/ DAVID GAW
                                       David Gaw


                                   /s/ SANDRA HOLSHOUSER
                                       Sandra Holshouser


                                   /s/ TUCKER TAYLOR
                                       Tucker Taylor


                                   /s/ ALYCE CRADDOCK
                                       Alyce Craddock


                                   /s/ GREG KOONSMAN
                                       Greg Koonsman


                                   /s/ JON O'SULLIVAN
                                       Jon O'Sullivan



                                   /s/ MICHAEL BINGHAM
                                       Michael Bingham


                                   /s/ RONALD W. DISNEY
                                       Ronald W. Disney

                                   BAYLOR HEALTH CARE SYSTEM FOUNDATION

                                   /s/ M. TIMOTHY PARRIS
                                       M. Timothy Parris
                                       Executive Vice President

                                   WCAS STOCKHOLDERS:


                                   WELSH, CARSON, ANDERSON & STOWE VII, L.P.

                                   By:   WCAS VII Partners, L.P.
                                         General Partner

                                   By: /s/ JONATHAN M. RATHER
                                           Jonathan M. Rather
                                           General Partner


                                   WCAS CAPITAL PARTNERS III, L.P.

                                   By:   WCAS CP III Associates, L.L.C.
                                         General Partner

                                   By: /s/ JONATHAN M. RATHER
                                           Jonathan M. Rather
                                           General Partner

                                   WCAS HEALTHCARE PARTNERS, L.P.

                                   By:   WCAS HC Partners
                                         General Partner

                                   By: /s/ JONATHAN M. RATHER
                                           Jonathan M. Rather
                                           Attorney-in-Fact

                                           Patrick J. Welsh
                                           Russell L. Carson
                                           Bruce K. Anderson
                                           Richard H. Stowe
                                           Andrew M. Paul
                                           Rudolph E. Rupert
                                           Laura VanBuren
                                           Thomas E. McInerney
                                           D. Scott Mackesy
                                           Robert A. Minicucci
                                           Anthony J. deNicola
                                           Paul B. Queally

                                   By: /s/ JONATHAN M. RATHER

                                         Jonathan M. Rather
                                         Attorney-in-Fact


                                     /s/ LAUREN MELKUS
                                         Lauren Melkus

                           SCHEDULE I -- STOCKHOLDERS

1.    Investors

a.    Management Stockholders

      Donald Steen
      Sue Shelley
      Laurie Hogue
      Michael Crews
      William Wilcox (with respect to all shares of capital stock acquired after June 26, 1998)

      Jeffrey Stockard (with respect to all shares of capital stock acquired after July 31, 1998)

      c/o United Surgical Partners International, Inc.
      17103 Preston Road
      Suite 200 North
      Dallas, TX 75248
      Facsimile: 972-267-0084
      b.

      FFT Partners I, L.P.
      FFT Executive Partners I, L.P.


      c/o Ferrer Freeman
      Thompson & Co., LLC
      10 Glenville Street
      Greenwich, CT 06831
      Facsimile: 203-532-8016


      M. Robert Knapp Trust
      Calver Fund, Inc.
      James Ken Newman
      NGKE/USPI Partners
      L & W Co.
      Norman Brownstein
      Rivid LLC
      Paul Whitman
      CGJR II, L.P.
      CGJR/MF III, L.P.
      Patrick McMullan
      Craig Callen
      Lawrence Lavine
      David Dennis
      Michael R. & Jane L. Nicolais
      Tom C. Davis
      William Wilcox (with respect to the share of Class A Common Stock acquired on June 26, 1998)
      Edward W. Karrels
      Michael W. Barton
      Alice J. Charron
      Charles Morton
      Charles McKay
      David Gaw
      Sandra Holshouser
      Jeffrey Stockard (with respect to the share of Class A Common Stock acquired on July 31, 1998)
      Tucker Taylor
      Alyce Craddock
      Greg Koonsman
      Jon O'Sullivan
      Michael Bingham
      Ronald W. Disney

      Baylor HealthCare System Foundation
      3500 Gaston Avenue
      Dallas, Texas 75246
      Attention: Timothy M. Parris, Chief Financial Officer
      Facsimile: (214) 855-8840

2.    WCAS Stockholders

      Welsh, Carson, Anderson & Stowe VII, L.P.
      WCAS Healthcare Partners, L.P.
      WCAS Capital Partners III, L.P.
      Patrick J. Welsh
      Russell L. Carson
      Bruce K. Anderson
      Richard H. Stowe
      Andrew M. Paul
      Thomas E. McInerney
      Laura VanBuren
      Robert A. Minicucci
      Anthony deNicola
      Paul B. Queally
      Rudolph E. Rupert
      D. Scott Maskesy
      Lauren Melkus

      c/o Welsh, Carson, Anderson & Stowe
      320 Park Avenue - Suite 2500
      New York, NY 10022-9500
      Facsimile: 212-893-9575